Exhibit 99.2

Contact:	Salix Pharmaceuticals, Inc.
	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

Santarus, Inc.
	Martha L. Hough	Debra P. Crawford
	Vice President, Finance	Chief Financial Officer
	& Investor Relations	858-314-5708
858-314-5824

SALIX PHARMACEUTICALS TO ACQUIRE SANTARUS

Solidifies Position as Largest U.S. Gastroenterology-Focused Specialty Pharmaceutical Company

Provides Salix with an Experienced Specialty Sales Force to Significantly Expand Gastrointestinal Product Sales

Increases Commercial Presence in Gastroenterology, Hepatology and Colorectal Surgery

Estimated 2013 Pro Forma Total Product Revenue of $1.3 Billion

Greatly Increases Scale and Revenue Diversification

Expected to be Immediately and Significantly Accretive

Expected to Generate Strong EBITDA and Cash from Operations

Leading to Rapid Debt Repayment

RALEIGH, NC and SAN DIEGO, CA, November 7, 2013 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) and Santarus, Inc. (NASDAQ:SNTS) today announced that the companies have entered into a definitive merger agreement under which Salix will acquire all of the outstanding common stock of Santarus for $32.00 per share in cash (without interest). The all-cash transaction values Santarus at approximately $2.6 billion. The $32.00 per share price represents an approximately 36% premium over Santarus’ November 6, 2013 closing price of $23.53 per share and an approximately 39% premium over Santarus’ average closing stock price for the prior 30-trading day period. The proposed transaction has been unanimously approved by the Boards of Directors of Salix and Santarus. The companies expect to close the transaction in the first quarter of 2014.

Salix President and Chief Executive Officer, Carolyn Logan, stated, “We are extremely pleased with the Santarus acquisition, which is transformative for Salix both commercially and financially, fulfilling many of our strategic needs while providing immediate and significant accretion in 2014 and beyond. We are very pleased to be able to merge our sales forces, combine two complementary product portfolios, expand our pipeline, diversify revenue, access health care providers in primary care, add a significant number of health care prescribers to our called-on universe and to better position Salix for success in the present as well as the future. Additionally we look forward to all of our stakeholders – patients, healthcare providers, employees and stockholders – benefiting from the increased scale created by a larger, even stronger Salix.”

Gerald T. Proehl, President and Chief Executive Officer, Santarus, stated, “Our employees have worked very hard to build Santarus into a premier specialty biopharmaceutical company. I would like to thank all of our employees for their contributions to making Santarus the successful company it is today.” Mr. Proehl added, “We believe the timing is right for this strategic combination with Salix, a highly respected company that is uniquely positioned to expand the commercialization of Santarus’ marketed products and to continue to advance the development of our pipeline products. We welcome the opportunity Salix will provide to build on Santarus’ success.”

Transaction Rationale

Salix expects that the transaction will have the following potential impact:

•	Solidifies Lead Position in the Gastrointestinal (GI) Market

•	The combined company is expected to have a leading position with a strong portfolio of 22 marketed products, including: XIFAXAN®, UCERIS®, GLUMETZA®, APRISO®, ZEGERID®, MOVIPREP®, RELISTOR®, SOLESTA®, FULYZAQ®, CYCLOSET® and FENOGLIDE®

•	While both companies are specialty focused, there is no overlap in marketed products

•	Additional pipeline development opportunities

•	Revenue Diversification

•	UCERIS, GLUMETZA and ZEGERID have the potential to meaningfully diversify Salix’s product offering and revenue base

•	Potential growth from recently-launched UCERIS is expected to provide increased revenue diversification

•	No product is expected to account for more than 50% of the combined company’s revenue, based on pro forma estimates

•	Attractive Financial Profile of Combined Company

•	Annualized combined company financial results based on the quarter ended September 30, 2013 were revenue of $1,348 million and adjusted EBITDA of $537 million

•	Significant accretion in 2014. Revenue synergies from the increased number of sales representatives in GI and the expanded presence in primary care, which are not included in the guidance, provide the opportunity for further accretion

•	Strong growth and the realization of additional synergies are expected to result in greater EPS accretion in 2015

•	Expecting 2014 GAAP EPS of approximately $3.85 per share, fully diluted, assuming no upside from revenue synergies, product launches or indication approvals

•	Expecting 2014 non-GAAP EPS of approximately $5.00 per share, fully diluted, assuming no upside from revenue synergies, product launches or indication approvals*

•	Strong cash flow generation should allow delevering to Debt/EBITDA target of approximately 3x over the next 3 years

•	Significant Revenue Synergy Opportunities

•	Increases Salix’s presence in the gastroenterology market which should benefit UCERIS as well as Salix’s products

•	Leverages Santarus’ experienced specialty sales force immediately to gain revenue synergies from Salix’s existing products, while continuing to grow Santarus’ products

•	Achieves Salix’s goal to expand its GI products into primary care to capture significant product sales currently not accessed by the Salix sales effort

•	Creation of a third sales force in gastroenterology and hepatology which will allow key GI products to have increased promotional exposure

*	We believe this non-GAAP measure might provide investors additional relevant information, in part for purposes of historical comparison. In addition, we use this non-GAAP measure to analyze our performance in more detail and with better historical comparability; however, you should be aware that a non-GAAP measure is not superior to, nor a substitute for, the comparable GAAP measure, and this non-GAAP measure might not be comparable to a similarly named measure disclosed by other companies. The following table reconciles the 2014 non-GAAP EPS estimate provided above to the most closely-related 2014 GAAP EPS estimate provided above.

In millions	Preliminary Guidance
Year Ended Dec 31, 2014

GAAP Net Income	$254.7
Adjustments:
Amortization, depreciation and stock-based compensation expense	79.2
Non-cash interest expense	42.2
Adjusted income tax expense	(46.1)

Non-GAAP Net Income	$330.0

Non-GAAP Net Income per share, fully diluted	$5.00

Fully diluted weighted average shares	66.0

Transaction Close and Financing

Under the terms of the definitive merger agreement, Salix intends to commence a cash tender offer to acquire all of the outstanding common stock of Santarus for $32.00 per share. Following successful completion of the tender offer, Salix will acquire all remaining shares of Santarus common stock not tendered in the offer through a second step merger at the same price per share paid in the tender offer. The consummation of the tender offer is subject to various conditions, including a minimum tender of at least a majority of the outstanding shares of Santarus common stock on a fully diluted basis, the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act and other customary closing conditions. The tender offer is not subject to a financing condition. Certain directors and officers of Santarus, who, as of November 6, 2013, beneficially owned or had options to acquire a number of shares of Santarus’ common stock equal to approximately 12 percent of Santarus’ total outstanding shares of common stock, have entered into a tender and support agreement pursuant to which such persons have agreed to tender their shares into the tender offer and, if applicable, vote their shares against certain matters, including third party proposals to acquire Santarus. The Board of Directors of Santarus unanimously recommends that Santarus stockholders tender their shares in the tender offer.

In connection with the merger agreement, Salix and Santarus entered into an agreement with Santarus’ licensor Cosmo Technologies Limited restructuring certain aspects of Santarus’ relationship with Cosmo. Under the terms of the agreement, Salix will be returning rifamycin SV MMX® to Cosmo Technologies Limited effective with the closing of Salix’s acquisition of Santarus.

Salix intends to finance the transaction with a combination of approximately $800 million cash on hand and $1.95 billion in committed financing from Jefferies Finance LLC. Jefferies Finance LLC also has committed to provide an additional $150 million revolving credit facility. The commitment from Jefferies Finance LLC to provide financing is subject to the satisfaction of customary conditions.

Advisors

Salix’s financial advisor for the transaction is Jefferies LLC and its primary legal advisor is Covington & Burling LLP. Santarus’ financial advisor for the transaction is Stifel, Nicolaus & Company, Incorporated and its legal advisor is Latham & Watkins LLP.

Conference Call and Webcast Information

Santarus’ third quarter financial results conference call, previously scheduled for November 7, 2013 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), has been cancelled.

Salix will host a conference call at 4:30 p.m. ET on Thursday, November 7, 2013. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at www.salix.com. A replay of the web cast will be available at the same location. The telephone numbers to access the live conference call are (800) 319-9003 (U.S. and Canada) or (719) 325-2134 (international). The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international). The access code for the call is 612126.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact Salix at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our filings with the U.S. Securities and Exchange Commission (the “SEC”).

About Santarus

Santarus, Inc. is a specialty biopharmaceutical company focused on acquiring, developing and commercializing proprietary products that address the needs of patients treated by physician specialists. The company’s current commercial efforts are focused on five products. UCERIS® (budesonide) extended release tablets for the induction of remission in patients with active, mild to moderate ulcerative colitis and ZEGERID® (omeprazole/sodium bicarbonate) for the treatment of certain upper gastrointestinal disorders are promoted to gastroenterologists. GLUMETZA® (metformin hydrochloride extended release tablets) and CYCLOSET® (bromocriptine mesylate) tablets, which are indicated as adjuncts to diet and exercise to improve glycemic control in adults with type 2 diabetes, and FENOGLIDE® (fenofibrate) tablets, which is indicated as an adjunct to diet to reduce high cholesterol, are promoted to endocrinologists and other physicians who treat patients with type 2 diabetes. Full prescribing and safety information for Santarus’ products is available at www.santarus.com or by contacting Santarus at 1-888-778-0887.

Santarus’ product development pipeline includes the investigational drug RUCONEST® (recombinant human C1 esterase inhibitor). A Biologics License Application for RUCONEST for the treatment of acute angioedema attacks in patients with hereditary angioedema is under review by the U.S. Food and Drug Administration with a response expected in April 2014. Santarus is also developing rifamycin SV MMX®, which is in Phase III clinical testing for treatment of travelers’ diarrhea. In addition, the company has completed a Phase I clinical program with SAN-300, an investigational monoclonal antibody. More information about Santarus is available at www.santarus.com.

Cautionary Statement Regarding Forward-Looking Statements

Please Note: The materials provided herein that are not historical facts are or might constitute projections and other forward-looking statements regarding future events. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements are just predictions and are subject to known and unknown risks and uncertainties that could cause actual events or results to differ materially from expected results. Factors that could cause actual events or results to differ materially from those described in this press release include, among others: uncertainties as to the ability to successfully complete the proposed transaction in accordance with its terms and in accordance with the expected schedule; the possibility that competing offers will be made; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including the tender of at least a majority of the outstanding shares of Santarus common stock or that a governmental entity may prohibit or refuse to grant any approval required for the consummation of the proposed transaction; risks associated with the proposed debt financing, including that it not close or that its terms are unfavorable; the unpredictability of the duration and results of regulatory review of New Drug Applications, Biologics License Applications and Investigational NDAs; generic and other competition in an increasingly global industry; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation, including the ongoing Department of Justice investigation of Salix’s marketing practices; market acceptance for approved products; revenue recognition and other critical accounting policies; the need to acquire new products; general economic and business conditions; and other risks detailed in each of Salix’s and Santarus’ prior press releases and public periodic filings with the SEC. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. Neither Santarus nor Salix undertakes to update any of these statements in light of new information or future events, except as required by law.

About the Tender Offer

The tender offer for the outstanding common stock of Santarus has not yet commenced. The foregoing is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Salix and Willow Acquisition Sub Corporation, a Delaware corporation, will file a tender offer statement on Schedule TO with the SEC, and Santarus will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer to purchase shares of Santarus’ common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement, as each may be amended from time to time, will contain important information that should be read carefully by Santarus’ stockholders before any decision is made with respect to the tender offer. These materials will be sent free of charge to all of Santarus’ stockholders when available. All stockholders of Santarus may obtain a free copy of the tender offer statement and the solicitation/recommendation statement (when available) on the SEC’s website: www.sec.gov or by directing such requests to the Information Agent for the tender offer, which will be named in the tender offer statement. Copies of Santarus’ filings with the SEC may be obtained free of charge at the “Investors” section of Santarus’ website at www.santarus.com.

SANTARUS’ STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.